Exhibit 10(l)


                         MID-AMERICA BANCORP
             1996 MANAGEMENT INCENTIVE COMPENSATION PLAN


                             INTRODUCTION

          This 1996 Management Incentive Compensation
          Plan (the "Plan") is designed to aid in
          increasing the profitability and growth of Mid-America Bancorp in a manner consistent with our strategic plan. It will be a useful tool in attracting and retaining people of outstanding ability and encouraging excellence in the performance of individual responsibilities, by remaining competitive and rewarding those members of management who contribute to the success of Mid-America Bancorp.



                              ARTICLE I
                             DEFINITIONS

Section 1 As used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

(a) "Award Cycle" or "Award Period" means three (3) consecutive fiscal years for proposes of the three-year award and one (1) fiscal year for purposes of the annual award.

(b)    "Board" means the Board of Directors of Mid-America Bancorp,
Inc.

(c) "Earnings Per Share' means, effective for all fiscal years considered for Award Cycles ending on or after December 31, 1995, fully diluted Earnings Per Share based on Income Before Securities
Transactions.   Results for 1995 for all award calculations will be
restated to exclude the affect of the HFH Bankruptcy and other unusual items, as follows: EPS - $1.44; ROA - 1.13%, and ROE - 10.29%. Results of all other prior years will be as published, adjusted for securities transactions.

(d) "Income Before Securities Transactions" (IBST) shall mean net after tax income before securities transactions and related income tax effect.

(e) "Return on Average Assets" (ROAA) shall be IBST for the Award Cycle divided by average assets for the Award Cycle.

(f) "Return on Equity" (ROE) shall be IBST for the Award Cycle divided by average equity for the Award Cycle.

(g) "Salary" or "Salaries" shall mean the base salary in effect for each participant on the last day of the Award Cycle.


                             ARTICLE II
                      ADMINISTRATION OF THE PLAN

Section 2.1. The Management Committee of the Board shall have ultimate responsibility for the administration the Plan, and shall adopt such rules and regulations of general application as are necessary or beneficial to that administration. The Committee shall have the right to interpret the Plan, set performance targets from year to year, determine the Effective Date, and approve all employees who are to participate in the Plan. The Committee may delegate day-to-day administration of the Plan to the Human Resource Committee of Mid-America.

Section 2.2. Mid-America shall maintain an account for each participant who elects to defer payment of all or part of his or her incentive compensation. Such account shall be credited with deferred incentive compensation and a monthly interest credit and shall be debited for any payment to the participant or the participant's beneficiary. The monthly interest credit shall be the same rate as the investment portion of the Money Management
Account. The maintenance of a participant's account does not confer on a participant, his or her beneficiary or estate title to any specific assets of Mid-America. All incentive compensation payable under the Plan shall be paid from the general assets of Mid-America. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured creditor of Mid-America.

Section 2.3. Any determination or action of the Committee shall be final, conclusive and binding on all participants and their beneficiaries, heirs, personal representatives, executors and administrators. The Committee shall have the right to correct calculation errors resulting in an excess payment of incentive compensation by reducing by the amount of that excess any subsequent payments yet to be made under the Plan.

Section 2.4. The Board, in its sole discretion, may amend, modify or terminate the Plan at any time.


                             ARTICLE III
                      PARTICIPANT ELIGIBILITY

Section 3.1. Participation in the Plan is limited to the following groups:

  Group I, consisting of Executive Vice Presidents and above;

  Group II, consisting of Senior Vice Presidents, and

  Group III, consisting of Vice Presidents,

provided, however, that a Senior Vice President or a Vice President may not be eligible to participate in this Plan if such person participates in other incentive compensation plans offerred by Mid-America that the Committee has determined disqualify such person from participation hereunder.

Section 3.2.

  (a) To receive payment of an incentive award, a participant must be an active employee of the Company on the date of such payment. A participant who leaves full-time employment or is terminated prior to the date of such payment will forfeit any incentive compensation for that period and for all subsequent periods.

  (b) The Committee may, in its discretion, award full or partial incentive compensation based on the level of achievement in relation to goals established for the entire Award Period to a participant who dies, retires, becomes totally disabled, or is granted a leave of absence either during an Award Period or thereafter, but prior to the date of payment of the award.

Section 3.3. A person entering an eligible Group after the beginning of an Award Period, but no later than six months from the start of such Period, shall participate in the Plan for that Period. If a person becomes eligible at a date later than six months into an Award Period, such person shall not be a participant under this Plan until the first day of the next succeeding Award Period. Notwithstanding the foregoing, the Committee shall have the discretion to begin the participation period at an earlier date.

Section 3.4. Eligible employees must have a current performance evaluation rating of 3 or higher in order to be a participant in the Plan. Eligible employees given written reprimands cannot participate with respect to the year in which the reprimand was given. Eligible employees given an advisory memorandum cannot participate in Fund B of the annual award with respect to the year in which the memorandum was given.


                             ARTICLE IV
                       PAYMENT TO PARTICIPANTS

Section 4.1. Incentive compensation awarded under the Plan shall be paid to the participants no later than three months after the close of the Award Period.

Section 4.2. A participant may elect to defer payment of all or part (but not less than $1,OOO) of his or her incentive compensation until after termination of employment with Mid-America or another date so long as the participant elects such deferred payment in writing, using the form attached hereto as Attachment A, at least ten days prior to the beginning of each Award Period during which the compensation is to be earned.

Section 4.3. Payment of deferred incentive compensation shall be in ten (10) equal annual installments. The first payment shall be made within twelve (12) months following the fiscal year of termination of employment or on such other date as the participant may have elected. However, a participant may request, subject to approval by the Committee, that his or her deferred payments be made in a lump sum or in annual installments over a period of less than ten (10) years. Such request must be made in writing as part of the deferral election for that Award Period. Lump sum payments shall be paid within twelve (12) months following the close of the Award Period during which the participant terminates.

Section 4.4. A lump sum payment shall be equal to the account value comprised of deferred amounts plus monthly interest credits. An annual installment payment shall be determined by dividing the account value at the time of the first installment by the number of installments to be paid. Monthly interest credits earned on the unpaid balance shall be paid at the time of the last installment.

Section 4.5. In the event a participant dies prior to full payment of all deferred amounts, the participant's beneficiary shall be paid all amounts deferred and credited to his or her account. A participant may file with the Committee a designation of beneficiary on a form provided by the Committee (Attachment B). Such designation may be revoked or changed by the participant so long as such change is filed with the Committee. If no beneficiary has been designated or survives the participant, any earned but unpaid deferred amounts shall be paid to the participant's surviving spouse, or if there is no surviving spouse, then in equal proportions to the participant's surviving children. If the participant is not survived by a spouse or children, then the deferred amounts shall be paid to the estate of the participant.


                              ARTICLE V
                DETERMINATION OF AWARD and AWARD FUNDS

Section 5.1. For each Group, there is an annual award and a three-year award. A portion of each annual award is set aside to allow for recognition of individual performance contributions as more fully set forth below in Section 5.4.

  (a) The annual award is based upon the annual increase in Earnings Per Share for the Award Period over the previous period.

  (b) The three-year award is based on (i) the three-year average increase in Earnings Per Share, (ii) the three-year average Return on Average Assets, and (iii) the three-year average Return on Equity.

Section 5.2. The award funds for each Group will be calculated by multiplying the aggregate salaries of the individuals in that Group by a target percentage determined annually by the Committee for each award component. The 1996 target award percentages are shown in Schedule A, below.

                 SCHEDULE A
1996 PERCENTAGE AWARD FOR TARGETED PERFORMANCE

  AWARD
COMPONENT    GROUP I    GROUP II   GROUP III

Annual EPS     12.0%       4.0%       1.0%
3 year EPS      3.0%       1.0%     0.3750%
3 year ROAA     4.5%       1.5%     0.5625%
3 year ROE      4.5%       1.5%     0.5625%


Section 5.3 The actual amount of an award fund shall be calculated according to a schedule comparing the relevant increases or results for the Award Period to a predetermined performance standard. When an increase or result is above or below the target performance standard, the actual award fund is adjusted upward or downward from the target award.

Section 5.4. The annual award fund will be divided into a corporate award and an individual award as follows in order to allow for recognition of individual performance contributions. The individual measure of performance shall be a discretionary award (FUND B) according to a predetermined schedule. All or part of the discretionary fund shall be distributed according to an assessment of individual contribution to the goals of Mid-America. The assessments will be conducted by the Committee in consultation with appropriate managers. Individual awards can range from zero to an amount equal to 150% of the target award. For example, if an increase in EPS of 10% generates a Fund B award pool equal to 1% of participant's salaries, an individual can receive from 0% - 1.50%, but the group total is limited to 1% of covered salaries. Therefore, if one person receives a Fund B award in excess of 1%, another person must receive less than 1%.

                                              GROUP I    GROUP II   GROUP III

Corporate Financial Performance - FUND A       100%        75%        50%

Individual Performance - FUND B                  0%        25%        50%

       Group I participants shall receive an award based solely on the annual increase in EPS
       (FUND A), while Group II and Group III
       participants shall receive an award based on the annual increase in EPS (FUND A) and an evaluation of the participant's individual performance (FUND B).

Section 5.5. The amount of the various awards to be paid and the allocation to participants will be in accordance with the Tables I through IV attached to this Plan. These tables reflect the decision of the Committee with respect to performance standards for 1996 and are subject to change in subsequent periods.



                              TABLE I
                ANNUAL INCENTIVE COMPENSATION AWARD
                              GROUP I

             Corporate Target Award Fund (A = 100%)    12%
             Individual Target Award Fund (B = 0%)      0%
             Total Target Award Fund                   12%

 Performance
  Standard                                                Individual
                                                          Award as a
 Increase in                  Award Fund                  % of Base
  EPS Over                    as a % of                    Salary
Previous Year                 Target Award                 Fund A

11.50% or greater                150%                        18.00%
10.50 - 11.49%                   125%                        15.00%
9.50 - 10.49%     Target         100%                        12.00%
8.50 - 9.49%                      80%                         9.60%
7.50 - 8.49%                      60%                         7.20%
6.50 - 7.49%                      30%                         3.60%



                              TABLE I
                ANNUAL INCENTIVE COMPENSATION AWARD
                              GROUP II

             Corporate Target Award Fund (A = 75%)         3%
             Individual Target Award Fund (B = 25%)        1%
             Total Target Award Fund                       4%

 Performance
  Standard

 Increase in            Award Fund Schedule of Awards
  EPS Over              as a % of  Expressed as a Percent of Salary
Previous Year           Target Awar Fund A       Fund B       Total

11.50% or greater          150%       4.50%        1.50%        6.00%
10.50 - 11.49%             125%       3.75%        1.25%        5.00%
9.50 - 10.49%  Target      100%       3.00%        1.00%        4.00%
8.50 - 9.49%                80%       2.40%        0.80%        3.20%
7.50 - 8.49%                60%       1.80%        0.60%        2.40%
6.50 - 7.49%                30%       0.90%        0.30%        1.20%



                              TABLE I
                ANNUAL INCENTIVE COMPENSATION AWARD
                             GROUP III

              Corporate Target Award Fund (A = 50%)       0.5%
              Individual Target Award Fund (B = 50%)      0.5%
              Total Target Award Fund                     1.0%

 Performance
   Standard

 Increase in             Award Fund Schedule of Awards
   EPS Over              as a % of  Expressed as a Percent of Salary
Previous Year            Target Awar Fund A       Fund B       Total

11.50% or greater           150%       0.75%        0.75%        1.50%
10.50 - 11.49%              125%       0.63%        0.63%        1.25%
9.50 - 10.49%   Target      100%       0.50%        0.50%        1.00%
8.50 - 9.49%                 80%       0.40%        0.40%        0.80%
7.50 - 8.49%                 60%       0.30%        0.30%        0.60%
6.50 - 7.49%                 30%       0.15%        0.15%        0.30%



                   LONGER-TERM PLAN AWARD SCHEDULES
                            TABLE II
        Award Based on Average Increase in Earnings Per Share

3 Year Average           Percent of Total      Award Expressed as a
 Increase in             Longer-Term            Percent of Salary
Earnings Per Share       Target Award  Group I      Group II     Group III

11.50% or greater           150%        4.50%        1.50%       0.563%
10.50 - 11.49%              125%        3.75%        1.25%       0.469%
9.50 - 10.49%   Target      100%        3.00%        1.00%       0.375%
8.50 - 9.49%                 80%        2.40%        0.80%       0.300%
7.50 - 8.49%                 60%        1.80%        0.60%       0.225%
6.50 - 7.49%                 30%        0.90%        0.30%       0.113%

                              TABLE III
                   Award Based on Average Return on Equity

3 Year Average           Percent of Total   Award Expressed as a
  Return on              Longer-Term          Percent of Salary
    Equity               Target Award  Group I      Group II     Group III

12.50% or greater           150%        6.75%        2.25%       0.844%
11.50 - 12.49%              125%        5.63%        1.88%       0.703%
11.00 - 11.49%  Target      100%        4.50%        1.50%       0.563%
10.50 -10.99%                80%        3.60%        1.20%       0.450%
10.00 -10.49%                60%        2.70%        0.90%       0.338%
9.50 - 9.99%                 40%        1.80%        0.60%       0.225%
9.00 - 9.49%                 20%        0.90%        0.30%       0.113%

                                   TABLE IV
                     Award Based on Return on Average Assets

3 Year Average           Percent of Total     Award Expressed as a
  Return on              Longer-Term           Percent of Salary
Average Assets           Target Award  Group I      Group II     Group III

1.25% or greater            150%        6.75%        2.25%       0.844%
1.15 - 1.24%                125%        5.63%        1.88%       0.703%
1.10 - 1.14%    Target      100%        4.50%        1.50%       0.563%
1.05 - 1.09%                 80%        3.60%        1.20%       0.450%
1.01 -1.04%                  60%        2.70%        0.90%       0.338%
 .98 - 1.00%                  40%        1.80%        0.60%       0.225%
 .96 - .97%                   20%        0.90%        0.30%       0.113%